Exhibit 99.1

Press Release - MSC.Software Reports Preliminary Revenue Results for the Third Quarter

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Preliminary Revenue Results for the

Third Quarter Ended September 30, 2006

SANTA ANA, Calif. – October 12, 2006 - MSC.Software Corporation (NASDAQ: MSCS), the leading global provider of enterprise simulation solutions including simulation software and services, today announced preliminary revenue results for the third quarter ended September 30, 2006.

For the third quarter ended September 30, 2006, the Company expects to report revenue in the range of $58 - $60 million compared to revenue of $75.6 million in the third quarter last year, which included $2.6 million of revenue associated with the Company’s PLM business which was sold in March 2006 (of the total $2.6 million of PLM revenue, $1.5 million was software revenue and $1.1 million was services), and $7 million in software revenue that resulted from restatement adjustments related to software revenue recognition. The net restatement adjustments arise from software revenue recognized in the third quarter of last year for transactions that occurred prior to January 2005. Adjusting for PLM and the accounting restatement impact in the third quarter last year, it is estimated that software license revenue decreased by approximately 15% in the 2006 third quarter, while maintenance revenue was essentially flat and services declined by approximately 28%. Additionally, revenue in this range may result in a small GAAP net loss for the quarter.

In reviewing the fourth quarter results for 2005, it is important to note that PLM revenue reported in the quarter totaled $2.9 million (of the total $2.9 million of PLM revenue, $1.7 million was software and $1.2 million was services). The net restatement adjustment for software revenue in the fourth quarter last year was approximately $6 million.

The revenue range and revenue growth rate are estimates and may change pending the Company’s management and independent auditor’s completion of their normal quarterly closing and review procedures.

Press Release - MSC.Software Reports Preliminary Revenue Results for the Third Quarter

“We believe that the third quarter financial results reflect the challenges associated with the transition to selling enterprise simulation solutions,” said Bill Weyand, CEO and Chairman of MSC.Software. “These challenges result in delayed purchase decisions on the part of our major customers, a longer approval processes within their organizations and the lengthening of sales cycles. In addition, recognition of certain enterprise simulation software revenue in the quarter was deferred to future periods.”

“The transition to larger transactions makes the timing of closing these transactions harder to predict,” continued Mr. Weyand. “We are seeing very positive feedback from our customers on our new enterprise simulation solutions, and we are encouraged with the momentum we are building in our pipeline and with the activity being generated by our IBM/MSC strategic alliance. In addition, we have and will continue to evaluate our cost structure going forward.”

The Company expects to report third quarter results the week of November 6th and file its Form 10-Q for the third quarter on November 9th.

The Company will host a conference call to discuss the matters in this press release tomorrow October 13th at 8:30 am pacific (11:30 am eastern). The call will be webcast and can be accessed at the following URL: http://www.mscsoftware.com/ir/, or by dialing in to (800) 374-0151. To participate in the live conference call, use the following conference ID code: 8804402.

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available until Tuesday October 17th and can be accessed at: U.S. (800) 642-1687 using the conference ID code: 8804402.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology,

Press Release - MSC.Software Reports Preliminary Revenue Results for the Third Quarter

software and services. MSC.Software employs more than 1200 people in 23 countries. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “continue,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our 2005 Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.